POWER OF ATTORNEY

POWER OF ATTORNEY
FOR EXECUTING FORMS 3, FORMS 4 AND FORMS 5,
FORM 144 AND SCHEDULES 13D AND 13G

Know all by these presents, that the undersigned, director or officer, or both, of Western Refining, Inc. or its subsidiaries or affiliates (the "Company") hereby constitutes and appoints each of Scott D. Weaver, Gary R. Dalke, Lowry Barfield, William R. Jewell and Bianca A. Stoll, singly and not jointly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 and Schedules
13D and 13G (including any amendments thereto) in accordance with the Securities
Exchange Act of 1934, as amended, and the rules thereunder and Forms 144
(including any amendments thereto) under the Securities Act of 1933, as amended, and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5,
Schedule 13D or 13G and Form 144 (including amendments thereto) and timely file such form or schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933. The undersigned agrees that the attorneys-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing a Form 3, 4 or 5, Form 144, or Schedule 13D or 13G (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, Forms 144 and Schedules 13D and 13G (including any amendments thereto) with respect to the undersigned's holdings and transactions in securities of the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of August, 2014.

/s/ Jeff A. Stevens
Jeff A. Stevens